Exhibit 99.1

Solaris Oilfield Infrastructure Announces Third Quarter 2018 Results

Third Quarter 2018 Highlights

•     Net income of $26.4 million; 23% increase versus second quarter 2018 and up 257% year-over-year

•	Adjusted EBITDA of $36.5 million; 21% increase versus second quarter 2018 and up 226% year-over-year

•     Revenue of $56.7 million; 20% increase versus second quarter 2018 and up 207% year-over-year

•     11,848 revenue days; 20% increase versus second quarter 2018 and up 159% year-over-year

•     Added 24 proppant management systems to the rental fleet; total of 146 systems at quarter-end

HOUSTON, October 31, 2018 (BUSINESS WIRE) — Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) (“Solaris” or the “Company”), a leading independent provider of supply chain management and logistics solutions designed to drive efficiencies and reduce costs for the oil and natural gas industry, today reported financial results for the third quarter 2018.

Third Quarter 2018 Financial Review

Solaris reported net income of $26.4 million, or $0.49 per diluted Class A share, for third quarter 2018, compared to net income of $21.4 million, or $0.40 per diluted Class A share, in second quarter 2018 and net income of $7.4 million, or $0.12 per diluted Class A share, in third quarter 2017.

Adjusted EBITDA for third quarter 2018 was $36.5 million, an increase of $6.5 million compared to second quarter 2018 and an increase of $25.3 million from third quarter 2017. A description of adjusted EBITDA and a reconciliation to net income, its most directly comparable GAAP measure, is provided below.

Adjusted pro forma net income for third quarter 2018 was $24.0 million, or $0.51 per fully exchanged and diluted share, an increase of $4.3 million and $0.09 per fully exchanged and diluted share from second quarter 2018 and an increase of $18.6 million and $0.38 per fully exchanged and diluted share compared to third quarter 2017. A description of adjusted pro forma net income and a reconciliation to net income attributable to Solaris, its most directly comparable GAAP measure, and the computation of adjusted pro forma earnings per fully exchanged and diluted share are provided below.

Revenues were $56.7 million for third quarter 2018, an increase of $9.5 million, or 20%, compared to second quarter 2018, and an increase of $38.2 million, or 207%, compared to third quarter 2017.

During third quarter 2018, the Company generated 11,848 revenue days, the combined number of days that its systems earned revenue during the quarter, a 20% increase from second quarter 2018, and up 159% compared to third quarter 2017. Customer demand and adoption rates for Solaris’ systems continue to grow as proppant consumption and intensity increase across the industry and customers realize the benefits of Solaris’ technology.

Capital Expenditures and Liquidity

Driven by strong customer demand and continued customer adoption of its products and services, the Company invested $38.8 million during third quarter 2018, which included adding 24 mobile proppant management systems to the fleet, ending the quarter with 146 systems. These investments help address rising customer demand and are expected to drive future earnings and cash flow growth for Solaris.

As of September 30, 2018, the Company had approximately $64.1 million of liquidity, including $2.1 million in cash and $62.0 million of availability under its credit facility, net of $8.0 million of outstanding borrowings.

Operational Update and Outlook

Solaris ended October 2018 with 152 mobile proppant management systems deployed in the rental fleet. The Company’s most active operating areas continue to be the Delaware Basin, Eagle Ford Shale and Midland Basin, followed by the SCOOP/STACK formation, the Marcellus/Utica Shale, the Haynesville Shale, the Rockies and the Barnett Shale. The Company’s systems are highly mobile and can be deployed quickly in response to customer demand.

Based on current industry activity levels, the Company believes it has approximately 1/3 of overall U.S. market share which represents the leading share for mobile proppant handling solutions. Secular increases in proppant consumption rates, supply chain disruptions and logistics complexities continue to drive demand for Solaris’ products and services. Based on its current manufacturing outlook, the Company expects to end the fourth quarter with 160 to 162 mobile proppant management systems and three mobile chemical management systems in the fleet. Solaris continues to enhance its supply chain management offerings through software development, automation and additional products and services.

Solaris’ Chairman and Chief Executive Officer Bill Zartler commented, “Our growth in the third quarter of 2018 highlights the value we provide to our customers as they manage growing complexities around manufacturing-type operations such as multi-well pad developments and zipper fracs. While we are not immune to the temporary completion headwinds in the lower-48, including infrastructure bottlenecks and budget exhaustion, we believe Solaris will continue to outperform overall industry activity levels by providing innovative, reliable, safe and cost saving solutions to our customers.”

Conference Call

The Company will host a conference call to discuss its third quarter 2018 results on Thursday, November 1, 2018 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To join the conference call from within the United States, participants may dial (844) 413-3978. To join the conference call from outside of the United States, participants may dial (412) 317-6594. When instructed, please ask the operator to be joined to the Solaris Oilfield Infrastructure, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website, http://www.solarisoilfield.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing (877) 344-7529 within the United States or (412) 317-0088 outside of the United States. The conference call replay access code is 10124512. The replay will also be available in the Investor Relations section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About Solaris Oilfield Infrastructure, Inc.

Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) manufactures and rents mobile equipment that drives supply chain and execution efficiencies in the completion of oil and natural gas wells. Solaris’ patented mobile proppant management systems are deployed in many of the most active oil and natural gas basins in the United States, including the Permian Basin, the Eagle Ford Shale, the STACK/SCOOP formation, the Marcellus and Utica Shales, the Haynesville Shale, the Rockies and the Barnett Shale. Solaris’ high-capacity transload facility in Kingfisher, Oklahoma serves customers with operations in the STACK/SCOOP formation. Additional information is available on the Solaris’ website, www.solarisoilfield.com.

Website Disclosure

We use our website (www.solarisoilfield.com) as a routine channel of distribution of company information, including news releases, analyst presentations, and supplemental financial information, as a means of disclosing material non-public information and for complying with our disclosure obligations under SEC Regulation FD. Accordingly, investors should monitor our website in addition to following press releases, SEC filings and public conference calls and webcasts. Additionally, we provide notifications of news or announcements on our investor relations website. Investors and others can receive notifications of new information posted on our investor relations website in real time by signing up for email alerts.

None of the information provided on our website, in our press releases, public conference calls and webcasts, or through social media channels is incorporated by reference into, or deemed to be a part of, this Current Report on Form 8-K or will be incorporated by reference into any other report or document we file with the SEC unless we expressly incorporate any such information by reference, and any references to our website are intended to be inactive textual references only.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of forward-looking statements include, but are not limited to, statements we make regarding management changes, the outlook for the operation of our Kingfisher Facility, current and potential future long-term contracts and our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in our filings made from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2018	2017	2018	2018	2017
Revenue
Proppant system rental	$42,031	$15,062	$35,127	$104,563	$34,560
Proppant system services	12,053	3,416	9,937	29,499	7,631
Transloading services	2,000	—	1,397	3,847	—
Proppant inventory software services	602	—	694	1,950	—
Total revenue	56,686	18,478	47,155	139,859	42,191
Operating costs and expenses
Cost of proppant management system rental (excluding $4,133, $1,523 and $3,359 of depreciation and amortization for the three months ended September 30, 2018 and 2017 and June 30, 2018, respectively, and $10,128 and $3,748 of depreciation and amortization for the nine months ended September 30, 2018 and 2017, respectively, shown separately)	1,949	641	1,683	5,050	1,588
Cost of proppant management system services (excluding $347, $129 and $305 of depreciation and amortization for the three months ended September 30, 2018 and 2017 and June 30, 2018, respectively, and $889 and $283 of depreciation and amortization for the nine months ended September 30, 2018 and 2017, respectively, shown separately)	13,906	3,933	11,679	34,691	8,640
Cost of transloading services (excluding $529 and $10 of depreciation and amortization for the three months ended September 30, 2018 and June 30, 2018, respectively, and $544 of depreciation and amortization for the nine months ended September 30, 2018, shown separately)	597	—	535	1,464	—
Cost of proppant inventory software services (excluding $193 and $193 of depreciation and amortization for the three months ended September 30, 2018 and June 30, 2018, respectively, and $598 of depreciation and amortization for the nine months ended September 30, 2018, shown separately)	191	—	167	614	—
Depreciation and amortization	5,328	1,742	3,984	12,514	4,276
Salaries, benefits and payroll taxes	2,182	2,942	3,169	7,972	5,687
Selling, general and administrative (excluding $126, $90 and $117 of depreciation and amortization for the three months ended Setpember 30, 2018 and 2017 and June 30, 2018, respectively, and $355 and $245 of depreciation and amortization for the nine months ended September 30, 2018 and 2017, respectively, shown separately)	1,687	1,176	1,123	4,690	3,653
Other operating expenses	56	(38)	19	1,752	3,770
Total operating cost and expenses	25,896	10,396	22,359	68,747	27,614
Operating income	30,790	8,082	24,796	71,112	14,577
Interest expense, net	(116)	(27)	(71)	(271)	(71)
Other expense	—	(32)	—	—	(119)
Total other income (expense)	(116)	(59)	(71)	(271)	(190)
Income before income tax expense	30,674	8,023	24,725	70,841	14,387
Provision for income taxes	4,237	617	3,277	9,541	1,137
Net income	26,437	7,406	21,448	61,300	13,250
Less: net (income) loss related to Solaris LLC	—	—	—	—	(3,665)
Less: net income related to non-controlling interests	(13,418)	(6,027)	(10,851)	(31,754)	(8,049)
Net income attributable to Solaris	$13,019	$1,379	$10,597	$29,546	$1,536

Earnings per share of Class A common stock - basic (1)	$0.49	$0.13	$0.40	$1.13	$0.14
Earnings per share of Class A common stock - diluted (1)	$0.49	$0.12	$0.40	$1.12	$0.14

Basic weighted average shares of Class A common stock outstanding (1)	26,197	10,100	25,541	25,216	10,100
Diluted weighted average shares of Class A common stock outstanding (1)	26,329	10,563	25,711	25,380	10,552

(1) – Represents earnings per share of Class A common stock and weighted average shares of Class A common stock outstanding for the period following the initial public offering (“IPO”).

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	December 31,
	2018	2017
Assets
Current assets:
Cash	$2,077	$63,421
Accounts receivable, net	34,578	12,979
Prepaid expenses and other current assets	8,473	3,622
Inventories	8,575	7,532
Total current assets	53,703	87,554
Property, plant and equipment, net	269,033	151,163
Goodwill	17,236	17,236
Intangible assets, net	4,735	5,335
Deferred tax assets	26,588	25,512
Other assets	1,529	260
Total assets	$372,824	$287,060
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$5,993	$5,000
Accrued liabilities	15,408	15,468
Current portion of insurance premium financing	874	—
Current portion of capital lease obligations	35	33
Other current liabilities	75	—
Total current liabilities	22,385	20,501
Senior secured credit facility	8,000	—
Capital lease obligations, net of current portion	162	179
Payables related to Tax Receivable Agreement	52,866	24,675
Other long-term liabilities	663	145
Total liabilities	84,076	45,500
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value, 50,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value, 600,000 shares authorized, 26,607 issued and 26,516 outstanding as of September 30, 2018 and 19,026 issued and 19,010 outstanding as of December 31, 2017	266	190
Class B common stock, $0.00 par value, 180,000 shares authorized, 20,110 shares issued and outstanding as of September 30, 2018 and 26,811 issued and outstanding as of December 31, 2017	—	—
Additional paid-in capital	126,251	121,727
Retained earnings	33,182	3,636
Treasury stock (at cost), 91 shares and 16 shares as of September 30, 2018 and December 31, 2017, respectively	(1,410)	(261)
Total stockholders' equity attributable to Solaris and members' equity	158,289	125,292
Non-controlling interest	130,459	116,268
Total stockholders' equity	288,748	241,560
Total liabilities and stockholders' equity	$372,824	$287,060

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income	$61,300	$13,250
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,514	4,276
Loss on disposal of asset	222	451
Stock-based compensation	3,140	2,097
Amortization of debt issuance costs	218	35
Deferred income tax expense	9,000	1,059
Other	651	(19)
Changes in assets and liabilities:
Accounts receivable	(21,599)	(5,033)
Prepaid expenses and other assets	(3,667)	(3,625)
Inventories	(8,575)	(6,675)
Accounts payable	441	4,504
Accrued liabilities	3,894	2,679
Net cash provided by operating activities	57,539	12,999
Cash flows from investing activities:
Investment in property, plant and equipment	(125,013)	(49,015)
Proceeds from disposal of asset	(6)	(34)
Investment in intangible assets	160	—
Net cash used in investing activities	(124,859)	(49,049)
Cash flows from financing activities:
Payments under capital leases	(21)	(20)
Payments under insurance premium financing	(841)	—
Payments under notes payable	—	(451)
Proceeds from stock option exercises	932	—
Payments related to purchase of treasury stock	(1,140)	—
Proceeds from borrowings under the senior secured credit facility	8,000	3,000
Repayment of senior secured credit facility	—	(5,500)
Proceeds from pay down of promissory note related to membership units	—	4,303
Payments related to debt issuance costs	(1,014)	(111)
Proceeds from issuance of Class A common stock sold in initial public offering, net of offering costs	—	111,075
Distributions paid to unit and option holders	—	(25,818)
Other	60	—
Net cash provided by financing activities	5,976	86,478
Net increase (decrease) in cash	(61,344)	50,428
Cash at beginning of period	63,421	3,568
Cash at end of period	$2,077	$53,996
Non-cash activities
Investing:
Capitalized depreciation in property, plant and equipment	$501	$492
Property and equipment additions incurred but not paid at period-end	6,309	3,135
Financing:
Insurance premium financing	1,552	—
Accrued interest from notes receivable issued for membership units	—	109
Cash paid for:
Interest	118	96
Income taxes	314	45

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION — ADJUSTED EBITDA

(In thousands)

(Unaudited)

We view EBITDA and Adjusted EBITDA as important indicators of performance. We define EBITDA as net income, plus (i) depreciation and amortization expense, (ii) interest expense and (iii) income tax expense, including franchise taxes. We define Adjusted EBITDA as EBITDA plus (i) unit-based compensation expense and (ii) certain non-cash charges and unusual or non-recurring charges.

We believe that our presentation of EBITDA and Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered alternatives to net income presented in accordance with GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The following table presents a reconciliation of Net income to EBITDA and Adjusted EBITDA for each of the periods indicated.

	Three months ended			Nine months ended
	September 30,		June 30,	September 30,
	2018	2017	2018	2018	2017

Net income	$26,437	$7,406	$21,448	$61,300	$13,250
Depreciation and amortization	5,328	1,742	3,984	12,514	4,276
Interest expense, net	116	27	71	271	71
Income taxes (1)	4,237	617	3,277	9,541	1,137
EBITDA	$36,118	$9,792	$28,780	$83,626	$18,734
IPO bonuses (2)	—	617	307	896	4,046
Stock-based compensation expense (3)	338	795	939	2,200	1,172
Non-recurring cash bonuses (4)	—	—	—	1,679	—
Change in payables related to tax receivable agreement	—	(83)	—	—	(83)
Loss on disposal of assets	51	41	23	77	451
Non-recurring organizational costs (5)	—	—	—	—	348
Other (6)	—	36	—	—	36
Adjusted EBITDA	$36,507	$11,198	$30,049	$88,478	$24,704

(1)Federal and state income taxes.

(2)One-time cash bonuses of $3,100 in the nine months ended September 30, 2017, stock-based compensation expense related to restricted stock awards with one-year vesting of $617 and $307 for the three months ended September 30, 2017 and June  30, 2018, respectively, and $896 and $946 for the nine months ended September 30, 2018 and 2017, respectively, that were granted to certain employees and consultants in connection with the IPO.

(3)Represents stock-based compensation expense of $338, $685 and $939 for the three months ended September 30, 2018 and 2017 and June  30, 2018, respectively, and $2,200 and $904 for the nine months ended September 30, 2018 and 2017, respectively, related to restricted stock awards with three-year vesting, and $110 and $268 for the three and nine months ended September 30, 2017, respectively, related to the options issued under our long-term incentive plan.

(4)Certain performance-based cash awards paid in connection with the purchase of Railtronix upon the achievement of certain financial milestones.

(5)Certain non-recurring organization costs in 2017 associated with our IPO.

(6)Non-recurring transaction costs in the three months ended September 30, 2017.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION — ADJUSTED PRO FORMA NET INCOME AND ADJUSTED PRO FORMA EARNINGS PER FULLY EXCHANGED AND DILUTED SHARE

(In thousands)

(Unaudited)

Adjusted pro forma net income represents net income attributable to Solaris assuming the full exchange of all outstanding membership interests in Solaris LLC not held by Solaris Oilfield Infrastructure, Inc. for shares of Class A common stock, adjusted for certain non-recurring items that the Company doesn't believe directly reflect its core operations and may not be indicative of ongoing business operations. Adjusted pro forma earnings per fully exchanged and diluted share is calculated by dividing adjusted pro forma net income by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding Solaris LLC Units, after giving effect to the dilutive effect of outstanding equity-based awards.

When used in conjunction with GAAP financial measures, adjusted pro forma net income and adjusted pro forma earnings per fully exchanged and diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding Solaris LLC Units, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in net income attributable to Solaris as a result of increases in its ownership of Solaris LLC, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance.

Adjusted pro forma net income and adjusted pro forma earnings per fully exchanged and diluted share are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income and adjusted pro forma earnings per fully exchanged and diluted share should not be considered alternatives to net income and earnings per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the net income attributable to Solaris. Adjusted pro forma net income and adjusted pro forma earnings per fully exchanged and diluted share should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma net income to net income attributable to Solaris, the most directly comparable GAAP measure, and the computation of adjusted pro forma earnings per fully exchanged and diluted share are set forth below.

	Three months ended			Nine months ended
	September 30,		June 30,	September 30,
	2018	2017	2018	2018	2017
Numerator:
Net income attributable to Solaris	$13,019	$1,379	$10,597	$29,546	$1,536
Adjustments:
Reallocation of net income attributable to non-controlling interests from the assumed exchange of LLC Interests(1)	13,418	6,027	10,851	31,754	8,049
IPO bonuses (2)	—	617	307	896	4,046
Non-recurring cash bonuses (3)	—	—	—	1,679	—
Loss on disposal of assets	51	41	23	77	451
Non-recurring organizational costs (4)	—	36	—	—	348
Income tax expense	(2,465)	(2,570)	(2,092)	(5,622)	(5,942)
Adjusted pro forma net income	$24,023	$5,530	$19,686	$58,330	$8,488
Denominator:
Weighted average shares of Class A common stock outstanding - diluted	26,329	10,563	25,711	25,380	10,552
Adjustments:
Assumed exchange of Solaris LLC Units for shares of Class A common stock (1)	20,781	32,726	21,560	21,843	32,683
Adjusted pro forma fully exchanged weighted average shares of Class A common stock outstanding - diluted	47,110	43,289	47,271	47,223	43,235
Adjusted pro forma earnings per fully exchanged share - diluted	$0.51	$0.13	$0.42	$1.24	$0.20

(1)

Assumes the exchange of all outstanding Solaris LLC Units for shares of Class A common stock at the beginning of the relevant reporting period, resulting in the elimination of the non-controlling interest and recognition of the net income attributable to non-controlling interests.

(2)

One-time cash bonuses of $3,100 in the nine months ended September 30, 2017, stock-based compensation expense related to restricted stock awards with one-year vesting of $617 and $307 for the three months ended September 30, 2017 and June 30, 2018, respectively, and $896 and $946 for the nine months ended September 30, 2018 and 2017, respectively, that were granted to certain employees and consultants in connection with the IPO.

(3)	Certain performance-based cash awards paid in connection with the purchase of Railtronix upon the achievement of certain financial milestones.

(4)	Certain non-recurring organization costs in 2017 associated with our IPO.

Contacts:

Yvonne Fletcher

Senior Vice President, Finance and Investor Relations

(281) 501-3070

IR@solarisoilfield.com